Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended December 31,				For the Twelve Months Ended December 31,
		As a %		As a %		As a %		As a %
	2005	of Total	2004	of Total	2005	of Total	2004	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 576,147	78%	$ 529,634	73%	$ 6,981,943	75%	$ 5,513,841	65%
Correspondent/Bulk	62,515	8%	72,842	10%	779,897	9%	845,557	10%
Retail *	101,460	14%	126,238	17%	1,521,298	16%	2,064,963	25%
Total non-conforming production volume	$ 740,122	100%	$ 728,714	100%	$ 9,283,138	100%	$ 8,424,361	100%

# of funding days in the month	21		22		250		250
Average originations per funding day	$ 35,244		$ 33,123		$ 37,133		$ 33,697

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 19,391	13%	$ 145,699	34%	$ 706,957	24%	$ 2,031,420	29%
Retained by NMI	101,460	67%	126,238	29%	1,521,298	52%	2,064,963	30%
Total non-conforming	120,851	80%	271,937	63%	2,228,255	76%	4,096,383	59%

Conforming/Government	30,629	20%	158,900	37%	684,108	24%	2,845,146	41%

Total retail production volume	$ 151,480	100%	$ 430,837	100%	$ 2,912,363	100%	$ 6,941,529	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 12/31/2005				For the Month Ended 11/30/2005				For the Month Ended 10/31/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.59%	82.4%	701	35%	7.27%	82.5%	705	35%	7.02%	82.1%	700	36%
620 to 659	8.07%	81.5%	640	23%	7.72%	81.2%	638	26%	7.49%	81.0%	640	23%
580 to 619	8.60%	80.9%	599	21%	8.23%	81.0%	600	19%	7.91%	80.9%	598	20%
540 to 579	9.09%	78.8%	560	14%	8.74%	80.4%	560	13%	8.56%	79.0%	559	14%
539 and below	9.42%	76.1%	527	7%	9.34%	75.4%	526	7%	8.97%	76.3%	528	7%

	8.24%	81.0%	634	100%	7.90%	81.1%	636	100%	7.67%	80.7%	633	100%

Summary by Program Type
2-Year Fixed	8.60%	80.9%	611	54%	8.25%	81.1%	613	53%	8.03%	81.0%	608	52%
2-Year Fixed Interest-only	7.63%	80.5%	666	21%	7.22%	81.4%	669	24%	6.97%	80.6%	666	23%
3-Year Fixed	7.69%	75.9%	636	1%	7.51%	75.3%	630	1%	7.36%	76.6%	634	1%
3-Year Fixed Interest-only	7.15%	78.2%	668	0%	6.97%	80.7%	675	1%	7.04%	78.2%	659	1%
5-Year Fixed	6.43%	58.8%	664	0%	7.34%	77.7%	646	0%	7.19%	72.7%	664	0%
5-Year Fixed Interest-only	7.75%	72.5%	683	0%	7.22%	79.0%	653	0%	6.88%	79.5%	667	1%
15-Year Fixed	9.31%	83.8%	661	1%	8.81%	79.6%	643	1%	8.86%	81.7%	645	1%
30-Year Fixed	7.94%	76.0%	639	12%	7.73%	75.9%	641	10%	7.50%	75.4%	639	12%
30-Year Fixed Interest-only	7.69%	76.2%	647	0%	7.13%	71.6%	666	1%	6.87%	73.3%	691	1%
Other Products	9.62%	91.2%	666	9%	9.52%	91.3%	664	7%	9.88%	94.5%	668	6%
MTA	1.80%	74.0%	709	2%	1.88%	75.6%	724	2%	1.84%	75.7%	704	2%

	8.24%	81.0%	634	100%	7.90%	81.1%	636	100%	7.67%	80.7%	633	100%
Weighted Average
Coupon Excluding MTA	8.40%				8.01%				7.79%